SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the “Agreement”) is made and entered into and is effective as of August  29, 2007, by and between PEACE ARCH ENTERTAINMENT GROUP INC. (“PAE”) and JOHN A. FLOCK (“JAF”) with respect to the shares of JOHN FLOCK PRODUCTIONS, INC., A California Corporation (the “Company”).

RECITALS

A.

The Company is in the business of producing motion picture films.

B.

JAF currently owns 1,000 shares of capital stock of the Company (the “Shares”), which constitute 100% of its issued and outstanding shares.

C.

JAF desires to transfer, and PAE desires to acquire, one hundred percent (100%) of the Shares, in exchange for 370,373 shares of stock of PAE.

NOW, THEREFORE, in reliance on the representations, warranties and agreements, and subject to the terms and conditions, set forth in this Agreement, the parties agree as follows:

1.

Transaction.

(a)

Exchange of Shares.  At the Closing (as defined below) JAF shall assign, transfer and deliver to PAE, and PAE shall acquire from JAF, all of JAF’s shares in the Company (the “Acquired Shares”).

(b)

Exchange Consideration.  In full consideration for the Acquired Shares, and for all of the covenants, conditions, representations and warranties of JAF, PAE shall deliver to JAF 370,373 shares of common stock of PAE (“the Exchange Shares”).

2.

The Closing.

(a)

Time and Place.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall be held at the offices of Peace Arch Entertainment Group Inc., 167 Yonge Street, Suite 650, Toronto, Ontario M4S 1Y5, or via overnight courier and fax (the “Closing Date”) on the date of this Share Exchange Agreement.

(b)

JAF's Obligations To PAE at Closing.  At the Closing, JAF shall deliver or cause to be delivered to PAE the following instruments and documents:

(i)

One or more stock certificates representing all of the Acquired Shares, along with a Stock Assignment Separate From Certificate, duly executed by JAF;

(ii)

All other documents, assurances and instruments provided in this Agreement to be delivered to PAE at or before the Closing, and not delivered to PAE before the Closing.

(iii)

Final tax returns – due 15 days after closing.

(c)

PAE's Obligations To JAF at Closing.  At the Closing, PAE shall deliver or cause to be delivered to JAF the following:

(i)

The Exchange Shares; and

(ii)

All other documents, assurances and instruments provided in this Agreement to be delivered to JAF at or before the Closing and not delivered to JAF before the Closing.

3.

Representations and Warranties

(a)

JAF’s Representations and Warranties.  As an inducement to PAE to enter into and perform this Agreement, JAF hereby represents and warrants to PAE, effective as of the Closing Date, that:

(i)

The Company is a corporation duly organized and validly existing under the laws of the State of California;

(ii)

The information contained in the Company’s books and records is correct and complete in all material respects and present fairly in all material respects the financial condition, cash flow, and assets of the Company as of the dates and for the periods referred to therein;

(iii)

The Company owns good, full and marketable title to all of its material assets described on Schedule 3(a)(iii), free and clear of all liens, charges, security interests, encumbrances and other restrictions of any kind or nature;

(iv)

JAF owns good, full and marketable title to all of the Acquired Shares, free and clear of all liens, charges, security interests, encumbrances and other restrictions of any kind or nature;

(v)

The Company has filed all income tax returns and timely paid all taxes shown to be due thereon for all periods prior to the Closing Date;

(vi)

Prior to the Closing Date, the Company has terminated all employment, consulting, independent contractor and other agreements, contracts or arrangements of any kind or character obligating the Company to make any material payments following the Closing Date;

(vii)

The Company has no material liabilities to any third party;

(viii)

After the Closing Date, the Company shall not be obligated to provide any goods or services of any kind or nature to any third party;

(ix)

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized, and there are no consents, approvals or conditions prerequisite to the execution, delivery or performance of this Agreement by JAF; and

(x)

To the best of JAF’s information and belief, there are no pending claims, litigation, administrative proceedings or other similar matters affecting the Company or its assets, or JAF’s legal right, power and authority to execute, deliver and perform this Agreement.

(b)

PAE’s Representations and Warranties.  As an inducement to JAF to enter into and perform this Agreement, PAE hereby represents and warrants to JAF that:

(i)

The execution, delivery and performance of this Agreement by PAE and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of PAE, and no other corporate proceedings on the part of PAE are necessary to authorize the execution, delivery or performance of this Agreement by PAE;

(ii)

The Exchange Shares shall be delivered to JAF free and clear of any and all liens, charges, security interests, encumbrances and other restrictions of any kind or nature;

(iii)

Upon delivery such Exchange Shares will not be “registered” for applicable securities law purposes, but subject to all applicable rules and regulations relating to unregistered securities and PAE policy restricting sales of stock by officers of PAE, all such Exchange Shares shall be freely transferable by JAF; and

4.

Indemnification

PAE and JAF hereby agree to fully indemnify the other party for and to hold such other party completely harmless from and against any and all claims of any kind or nature arising from the breach or material inaccuracy of any of such indemnifying party’s representations and warranties set forth in this Agreement.

5.

Miscellaneous

(a)

No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

(b)

Assignment.  Neither party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

(c)

Notices.  All notices hereunder will be in writing.  Any notice shall be deemed duly given if (and then two business days after) sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as follows:

If to JAF:	Mr. John A. Flock 7538 West 83rd Street Playa Del Rey, California 90293

If to PAE:	Mr. Gary Howsam Chief Executive Officer Peace Arch Entertainment Group Inc. 1867 Yonge Street, Suite 650 Toronto, Ontario Canada M4S 1Y5

Any party may send any notice or other communication hereunder to the intended recipient at the address set forth above using any other means but no such notice or communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient.  Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

(d)

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

(e)

Amendments.  No amendment of this Agreement shall be valid unless made in writing and signed by JAF and PAE.

(f)

Expenses.  Each party shall bear his own expenses in connection with the preparation and implementation of this Agreement.

(g)

Specific Performance.  Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement in addition to any other remedy to which it may be entitled at law or in equity.

(h)

Arbitration.  Any controversy arising out of or relating to this Agreement, or the making, performance or interpretation thereof, including the interpretation and scope of this arbitration provision, claims arising thereunder or relating thereto, and any claims involving statements, agreements or representations made during the negotiations of this Agreement, shall be settled by final and binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.

(i)

Further Documents.  Each party shall execute and deliver all such further instruments, documents and papers, and shall perform all acts necessary, to give full force and effect to all of the terms and provisions of this Agreement.

(j)

Successors and Assigns.  Except where expressly provided to the contrary, this Agreement and all provisions hereof shall inure to the benefit of and be binding upon the parties, their successors in interest, assigns, administrators, executors, trustees, heirs and devisees.

(k)

Waiver.  A waiver by any party of any of the terms or provisions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof, nor shall any custom or practice which may arise between the parties be construed to waive or to lessen the right of either party to insist upon strict performance in accordance with all of the provisions of this Agreement.  Any party may waive any term, provision or condition included for the benefit of such party.

(l)

Construction.  In all matters of interpretation, whenever necessary to give effect to any provision of this Agreement, each gender shall include the others, the singular shall include the plural and the plural shall include the singular.  The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Agreement.  All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of any party.  Each party and its counsel have reviewed and approved this Agreement.  As a result, any rule of construction to the effect that ambiguities are to be resolved against the “drafting” party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto.

(m)

Entire Understanding.  This Agreement contains the entire understanding of the parties relating to the subject matter of this Agreement and supersedes all prior and collateral agreements, understandings, statements and negotiations of the parties.  Each party acknowledges that no representations, inducements, promises, or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein.

(n)

Survival of Representations.  All representations and warranties contained herein shall survive the Closing and shall fully inure to the benefit of the other parties to this Agreement and their successors and assigns.

(o)

Attorneys’ Fees.  In the event of any litigation or arbitration between the parties hereto respecting or arising out of this Agreement, the prevailing party shall be entitled to recover reasonable legal fees, whether or not such litigation or arbitration proceeds to final judgment or determination.

(p)

Counterparts; Facsimile Signatures.  This Agreement may be executed in counterparts which, taken together, shall constitute the whole of the agreement as between the parties.  If a copy or counterpart of this Agreement or any document forming a part of this transaction is originally executed and such copy or counterpart is thereafter transmitted electronically, by telecopier or similar devise, such telecopied document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

PEACE ARCH ENTERTAINMENT GROUP INC.
By: “Gary Howsam”	“John Flock”
GARY HOWSAM, Chief Executive Officer	JOHN A. FLOCK

SCHEDULE 3(a)(iii)

To

Share Exchange Agreement

This document is Schedule 3(a)(iii) to the Share Exchange Agreement (the “Agreement”) made and entered into as of August __, 2007, by and between PEACE ARCH ENTERTAINMENT GROUP INC. (“PAE”) and JOHN A. FLOCK (“JAF”) with respect to the shares of JOHN FLOCK PRODUCTIONS, INC., A California Corporation (the “Company”).

The material assets of Company are:

1.

100% of all right, title and interest in and to the motion picture screenplay written by JAF entitled “Weapon,” subject only to such rights as may have heretofore been granted to PAE pursuant to that certain Agreement between PAE and Company dated as of September 1, 2004 relating to “Weapon”.

2.

100% of all right, title and interest in and to the motion picture screenplay written entitled “Count,” subject only to such rights as may have heretofore been granted to PAE pursuant to that certain Agreement between PAE and Company dated as of September 1, 2004 relating to “Count”.

3.

All of Company’s right, title and interest in and to the motion picture entitled “The Good Shepherd”, as set forth in the agreement between GFT Shepherd Films Inc. and Company dated as of February 13, 2004, a copy of which has heretofore been delivered by Company to PAE.

4.

All of Company’s right, title and interest in and to the motion picture entitled “Fortress II”, as set forth in the agreement between Columbia TriStar Home Video and Company dated as of June 29, 1998, a copy of which has heretofore been delivered by Company to PAE.

5.

All of Company’s right, title and interest in and to the motion picture entitled “Clockwatchers”, as set forth in the agreement between Clockwatchers Productions, Inc. and Company dated as of June 29, 1998, a copy of which has heretofore been delivered by Company to PAE.

6.

*  Storyville

*  Fortress

*  Gunmen

*  Arctic Blue

*  Roadflower aka The Road Killers

*  Bullet

*  Solo

SCHEDULE 4

To

Share Exchange Agreement

The Vendors jointly and severally represent and warrant to the Purchaser (and acknowledge that the Purchaser is relying on the representations and warranties in completing the transactions contemplated by this Agreement) that:

Tax Matters

(a)

Except for those Tax Returns required to be filed for 2006 and 2007 and 2007 change of control date and disclosed to Purchaser as not having yet been filed, each of the Company, has filed or caused to be filed all Tax Returns required to be filed by him or it under applicable law, and such Tax Returns are true and correct in all respects.

(b)

Neither the Company, nor JAF has received any inquiry from any jurisdiction where the Company or JAF does not file a tax return concerning its liability for Taxes in such jurisdiction.

(c)

Each of the Company, and JAF has, within the time and in the manner prescribed by law, paid directly or indirectly (and until the Closing will pay directly or indirectly within the time and in the manner prescribed by law) all Taxes that are due and payable by him or it.

(d)

To the knowledge of each of the Company, and JAF, no examination of any Tax Return is underway as of the date of this Agreement and there is no action, suit, claim, assessment, or audit pending or proposed writing (or otherwise known to the Company, or JAF) with respect to Taxes of the Company, and JAF.

(e)

There are no outstanding (i) powers of attorney granted by any of the Company, or JAF concerning any matter relating to Taxes, (ii) agreements or waivers extending the statutory period of limitation applicable to any Tax Return of the Company, or JAF, or (iii) Encumbrances (and immediately following the Closing Date there will be no Encumbrances) on the assets or ownership interests of the Company, or JAF relating to or attributable to Taxes other than Encumbrances for Taxes not yet due and payable.  Neither the Company or JAF has knowledge of any basis for the assertion of any Claim relating or attributable to Taxes which, if adversely determined, would result in any Encumbrance on the assets or ownership interests of the Company, or JAF.

(f)

Each of the Company, and JAF has withheld and paid over all Taxes that he or it was required to withhold from amounts owing to any employee, creditor or third party and has complied with all applicable laws, rules and regulations relating to the withholding and payment of Taxes, including receiving the appropriate documentation necessary with respect to the withholding of Taxes relating to any payments made to any person.